SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2005

AMERICAN PHARMACEUTICAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31781	68-0389419
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 East Woodfield Road, Suite 300 East; Schaumburg, IL	60173-5837
(Address of principal executive offices)	(Zip Code)

(847) 969-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 14, 2005, American Pharmaceutical Partners, Inc. (the “Company”) entered into a Continuing Arrangement Agreement (the “Agreement”) with Jeffrey Yordon. Pursuant to the Agreement, Mr. Yordon resigned as co-Chief Operating Officer of the Company and will continue to render assistance and advice to the Company, with an expected focus on business development, through March 31, 2006, at which time he will retire from the Company. Under the Agreement, Mr. Yordon will continue to receive benefits and his base salary as currently in effect and will be eligible to receive bonuses for 2004, 2005 and 2006, as described in the Agreement. In addition, if Mr. Yordon’s employment is terminated by the Company without cause or by Mr. Yordon for good reason (as such terms are defined in the Agreement), Mr. Yordon shall receive his base salary through March 31, 2006 and any of his unvested stock options or restricted stock awards shall become fully vested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PHARMACEUTICAL PARTNERS, INC.
By:	/s/ Jack C. Silhavy
Jack C. Silhavy Vice President and General Counsel Date: January 21, 2005